FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2004

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100, Englewood, Colorado 80112

(Address of principal executive offices)                                                                               (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Item 9. Other Events and Regulation FD Disclosure.

Effective January 1, 2004, the executive officers of Evolving Systems, Inc. (the “Company”) are as follows:

Stephen K. Gartside, Jr. – President & CEO*

Brian R. Ervine – Sr. Vice President & Chief Financial Officer

George A. Hallenbeck – Chief Technology Officer *& Chairman of the Board

Anita T. Moseley – Sr. Vice President & General Counsel

John M. Cullen, Jr. – Sr. Vice President, Corporate Development*

Joseph P. Murray – Vice President of Development

Patrick Shane Furlong – Vice President, Principal – Consulting Practice

Mr. Gartside was also appointed to serve on the Company's Board of Directors*

Effective January 8, 2004, Barrett H. Blank was named Vice President of Sales & Business Development.*

* denotes change

Changes in management were announced by the Company in a press release dated January 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.

Dated: January 8, 2004	By:	/s/ Stephen K. Gartside, Jr.
Stephen K. Gartside, Jr.
President & Chief Executive Officer